 EXHIBIT 10.14
Our Vision
The best forest products company in the world and a global leader among all industries.
Our Values
Customers and Suppliers
We listen to our customers and suppliers to improve our products and services to meet their present and future needs.
People
We are an employer of choice with high-performing people working together in a safe and healthy workplace where diversity, development and teamwork are valued and recognized.
Accountability
We expect superior performance and are accountable for our actions and results. Our leaders set clear goals and expectations, are supportive, and provide and seek frequent feedback.
Citizenship
We support the communities where we do business, hold ourselves to the highest standards of ethical conduct and environmental responsibility, and communicate openly with Weyerhaeuser people and the public.
Financial Responsibility
We are prudent and effective in the use of the resources entrusted to us to create shareholder value.

CONTENTS
Ethics and Business Conduct
Overview
Company Policies
Resolving Business Ethics Concerns
Confidentiality
Retaliation Prohibited
Training
Business Ethics Core Policy
Our Employees
Employment Expectations
Employment Issue Resolution Process
Protection of Employee Information
Safety and Health
Our Company and Shareholders
Company Assets
Conflict of Interest
Corporate Opportunities
Intellectual Property
Inside Information and Insider Trading
Full and Fair Disclosure
The Marketplace
Antitrust and Competition Laws
International Business Conduct
Suppliers, Contractors, Customers
Protection of Third-Party Information
Gifts
Entertainment
Our Communities and the Public
Environmental Responsibility
Government Affairs & Reports
Waivers

Ethics and Business Conduct
Weyerhaeuser is committed to ethical business conduct. This means acting with integrity and conducting our business and ourselves in a way that protects our reputation for fairness and honesty. Weyerhaeuser employees are expected to demonstrate ethical leadership by raising questions and concerns about the right thing to do.
Ethics and Business Conduct is a place where employees can bring their ethics questions and concerns.
Overview
Ethics and Business Conduct is a companywide resource that manages the company’s ethics and business conduct program and provides services to employees, customers, contractors, suppliers and the public.
Ethics and Business Conduct:
▪	Administers the companywide code of ethics.
▪	Manages a system to respond to allegations of violations of the company’s code of ethics.
▪	Provides regular education on ethics and business conduct standards.
▪	Audits the effectiveness of compliance with the code of ethics using the annual certificate of compliance.
Company Policies
The code of ethics, company core policies and business-specific policies support the company’s vision and values and provide guidance for making ethical business decisions. The code of ethics, along with Weyerhaeuser’s core policies, sets expectations for conducting company business and is the foundation for ethical business conduct. In addition, many company businesses, regions, departments, joint ventures and subsidiaries also have policies specific to their operations and activities.
Resolving Business Ethics Concerns
At times, we face situations at work where the right decision may not be clear. If that happens, you can follow these “guideposts”:
Code of Ethics
▪	Is it legal?

▪	Is it consistent with the code of ethics?

▪	Is it consistent with company policies?
Our Values
▪	Is this action consistent with our vision and values?

▪	Does it exemplify the Weyerhaeuser Way?
People
▪	Am I involving the right people?

▪	How will my actions impact our stakeholders?

Responsibility
▪	Does the action protect Weyerhaeuser’s reputation?

▪	Does it prevent future issues from occurring?
The Issue Resolution Process
If you are faced with a situation that may not comply with our business ethics standards or may be unethical, inappropriate or illegal:
•	First, consider the steps you can take to try to remedy the situation. If possible, discuss the concern directly with the person involved.
•	Try to resolve the concern through your supervisor, other standard management channels or your human resource manager.
•	If you are an employee whose concern is covered by a labor agreement, you must follow the grievance process.
•	If your issues or concerns are not being adequately addressed or resolved, contact any of the following:
▪	Ethics and Business Conduct at (800) 716-3488 or (253) 924-4955 (Your name and phone number do not display on these phones.)

▪	The Law Department, any executive or senior vice president, or the president and CEO
What to Expect When You Call Ethics and Business Conduct
Ethics and Business Conduct’s professional staff is experienced in applying the company’s expectations on ethical conduct to situations that arise at Weyerhaeuser. They are available to assist in ethical decision making and serve as a confidential resource to address compliance issues and allegations of unethical or illegal conduct.
During normal business hours, Ethics and Business Conduct staff is available directly by phone or e-mail. A toll-free EthicsLine, (800) 716-3488, is available 24 hours a day, seven days a week for reporting issues. After normal business hours, the EthicsLine is answered by a third-party provider. Ethics and Business Conduct responds to all questions and allegations that come through this service.
You may report an issue anonymously. If you choose to remain anonymous, it is important that you clearly describe the situation and provide enough details so that your concern can be adequately addressed.

Confidentiality
Ethics and Business Conduct makes every attempt to protect the confidentiality of information provided to it — unless maintaining confidentiality would create a significant health or safety risk.
Retaliation Prohibited
The company is dedicated to protecting employees from retaliation when they raise business conduct issues or report an alleged violation of company policy or the law.
Retaliation against employees for reporting a business conduct issue or a violation of company policy or law may result in disciplinary action, up to and including termination, for the individual who retaliates.
Retaliation against employees who report alleged violations of law may also result in criminal charges, fines and imprisonment and expose the company to substantial fines.
Training and Education
All employees participate in regular training to learn about the company’s business ethics standards and expectations. Our managers communicate Weyerhaeuser’s high expectations regarding ethical business conduct to all new employees and reinforce these expectations whenever an employee transfers within the company.
Business Ethics Core Policy

It is Weyerhaeuser’s core policy to maintain the highest standards of ethical business conduct.
Core Policy
Anyone who does business in the name of the company is expected to read the standards for ethical business conduct in the company’s code of ethics, Our Reputation: A Shared Responsibility.

It is our shared responsibility to conduct ourselves ethically in our business relationships with all of our stakeholders — our employees, communities, customers, suppliers, contractors and shareholders.

Employees are personally responsible for behaving in a highly ethical manner as they conduct business. In addition, employees are required to participate in company educational programs to learn about business ethics expectations.

Employees must not knowingly help another person conduct business unethically.

Employees shall honestly answer all questions in the business conduct certificates of compliance and cooperate in the company’s investigation of illegal or unethical activity when called upon.

Alignment With Our Values	This core policy aligns with all the company’s values: Customers and Suppliers, People, Accountability, Citizenship and Financial Responsibility.

Expectations	Weyerhaeuser will be recognized by all, both inside and outside the company, as an organization whose management and leaders will not tolerate unethical business conduct at any level.

Employee Responsibilities	Employees will follow appropriate ethical behaviors and will seek guidance in resolving ethics issues by:
	▪	Following the company’s issue resolution processes, or
	▪	Contacting any of the following:
		-	Their supervisor
		-	Their human resource manager
		-	Ethics and Business Conduct
		-	The Law Department (if a violation of law is involved)
		-	Any executive vice president or senior vice president
		-	The president of the company
Business Ethics Core Policy, Continued

Leaders’ responsibilities include:
Additional Responsibilities of Leaders	▪	Monitoring and ensuring compliance with this core policy by employees and others who do business on behalf of the company.
	▪	Ensuring that every new or transferred employee receives the code of ethics and the toll-free telephone number for Ethics and Business Conduct: (800) 716-3488.
	▪	Providing appropriate training for employees on business ethics issues.
	▪	Taking a leadership role in modeling exemplary behavior in ethical business conduct and being open and available to discuss ethics concerns.
	▪	Dealing effectively with business ethics concerns that arise in their business units.
	▪	Supporting protection from retaliation for any employee who reports, supplies information about, or assists in an investigation into a business ethics concern.

Consequences	Failure to comply with this core policy could result in disciplinary action, up to termination of employment.
For additional resources for your business, see the For More Information insert inside the back cover.

Our Employees
Weyerhaeuser’s commitment to ethical business conduct has its roots in the day-to-day relationships we have with each other.
Our continued success relies on our ability to work together to meet the needs of customers. To make this happen, we all take personal responsibility for meeting our commitments and achieving shared goals.
Employment Expectations
Overall Philosophy
We treat all employees with dignity and respect.
Compensation
Weyerhaeuser provides pay and benefits competitive within the industry and recognizes performance as appropriate.
Diversity
A diversity of people and ideas in the workplace is essential to our business success. All employees are expected to respect and value the contributions that people of different characteristics, experiences and backgrounds offer.
Weyerhaeuser employees are expected to work with suppliers, customers and other employees without bias or discrimination. This includes, but is not limited to, bias or discrimination based on age, race, color, religion, gender, marital status, national origin, sexual orientation, veteran status and disability.

Employment Practices

Employment decisions are based on the following criteria:
▪	Qualifications of candidates with respect to job requirements
▪	Development needs of individuals and the company’s succession requirements
▪	Equal opportunity and achieving work force diversity
▪	Legal and contractual requirements, including union contracts
Employing Relatives
When relatives of current employees are being considered for employment, the above criteria apply. Relatives should, if possible, be employed in separate organizations or units. If relatives work in the same unit, employment decisions concerning one relative (such as pay or promotion) cannot be influenced by another. Relatives should not have any reporting relationship with each other unless the appropriate business vice president or senior management team member has approved an exception. The same general considerations apply to employees who have close personal relationships with each other. The underlying principle is avoiding the potential for, or perception of, favoritism.

Harassment
We do not tolerate harassment in any form, including, but not limited to, sexual harassment, verbal abuse, intimidating behavior, threats or assault. If you experience harassment, report it to your team leader, supervisor, unit manager, human resource representative, senior manager, Weyerhaeuser’s Diversity/Equal Employment Opportunity (EEO) office, or Ethics and Business Conduct.
For additional resources for your business, see the For More Information insert inside the back cover.
Employment Issue Resolution Process
Weyerhaeuser has specific procedures to help employees if or when an employment-related problem arises.
The resolution process should begin with the team leader, human resource representative or other appropriate person within your organization. If you are covered by a local collective bargaining agreement or labor contract, matters covered by the agreement should be discussed with appropriate union representatives.
Employees not represented by a collective bargaining agreement may use the Employment Issue Resolution Process (EIRP). Your human resource representative can assist you with this process.
For additional resources for your business, see the For More Information insert inside the back cover.
Protection of Employee Information
During the hiring process and course of employment, we collect, use and disclose personal information about our employees to manage and administer the employment relationship; to recruit, retain and develop employees; to manage and develop Weyerhaeuser business and operations; and to comply with legal and regulatory requirements.
In order to protect employees’ personal information and an employee’s right to privacy, we will:
▪	Take measures to safeguard employees’ personal information.
▪	Protect the confidentiality of employees’ personal information when dealing with third parties.
▪	Strive to keep employees’ information accurate and up to date.
▪	Restrict access to such information to the employee and those with a legitimate business or legal need.
For additional resources for your business, see the For More Information insert inside the back cover.
Safety and Health
Providing safe and healthy places of employment is a core company value. We believe all safety incidents are preventable. All of us can and should finish each day safely and in good health. It is everyone’s responsibility to comply with the company’s expectations relating to workplace safety and health.
Injured employees should be treated with dignity and respect and provided with the highest standard of care when addressing workplace injury and illness.
Any unsafe act, at-risk behavior, near miss or undesirable exposure that threatens the safety or health of any person should be brought to the attention of a team leader as soon as possible. Retaliation against employees for reporting a safety concern is a violation of company policy and will not be tolerated.

If There Is an Injury
All injuries must be promptly and accurately reported. Prompt and accurate reports help us take action to prevent recurrences. Failure to report injuries can increase the risk of recurrence, could delay appropriate medical treatment, and could subject the company to substantial penalties.
If you believe you are not being treated appropriately following an injury, you should contact your local manager or human resource representative. If you believe your concern is not adequately addressed, you can contact Environment, Health and Safety; Disability Management; or Ethics and Business Conduct.
Fitness for Work
It is unacceptable for employees to work when their ability to function safely is diminished for any reason. While at work or on company business, you must not have any illegal drugs or legal drugs that could cause impairment, including alcohol.
The possession, sale, purchase, delivery, use or transfer of illegal substances on company premises or at company functions is prohibited.
Workplace Violence
We are committed to maintaining a safe work environment for all employees. Threats, intimidation, harassment, assault or any act of aggression is prohibited and will be dealt with immediately.
For additional resources for your business, see the For More Information insert inside the back cover.

Our Company and Shareholders
Weyerhaeuser employees protect company assets and information and use them to create and sustain shareholder value. We avoid having interests that conflict with our responsibilities as employees and disclose and resolve any conflicts if they happen.
Company Assets
We are all responsible for the appropriate use and protection of company assets — such as electronic media, funds, property, information and records.
Electronic Media
The company’s electronic media are to be used for business purposes. This includes computers, intranet, Internet, e-mail, telephones and other handheld devices.
Your supervising manager may approve limited personal use of these resources. This use must not increase costs, harm productivity, reduce network performance, damage the company’s reputation, or interfere with work duties.
Weyerhaeuser expects employees to use good judgment when deciding how to use company computers and other assets. The following are some examples of misuse of company electronic media and are unacceptable:
▪	Visiting inappropriate Internet sites that may be disruptive or offensive to others — including sites that display or promote sexually explicit materials or materials that are discriminatory, hateful or threatening — or storing, sending or forwarding such materials to others

▪	Downloading proprietary information onto personal devices or computers or sending proprietary information through e-mail without approval
Company resources may not be used for financial benefit, to conduct business for anyone other than Weyerhaeuser, to violate copyright or software licensing rules, or to bypass company security measures. Data or information created or stored using the company’s electronic media is not private and may be monitored and audited by Weyerhaeuser at any time without notice.
Use of Company Name
Weyerhaeuser’s name and logo also should not be used to endorse another company or product without approval. Company stationery; the Weyerhaeuser name; work titles or resources such as copiers, phones or fax machines may not be used to express personal opinions to government officials or to promote candidates.
Company Funds
The prudent and effective use of all company funds is our responsibility. This includes funds used for business travel and entertainment, credit cards for purchasing, and any other cash equivalents. You must not transfer, on behalf of or in connection with the company, any funds through market channels prohibited by U.S. or local laws.

Use of Company Property
Employees may use company property or services only if the property and services have been properly approved for general or public use. The use of company-owned land, materials and equipment under any other circumstances must be approved in advance. Any such use should not reduce the value of the property, be for personal profit, or have any other negative effect.
Removal or Disposal of Company Property
Company property, equipment and material, including records, should not be removed from the premises except for business purposes. Only with appropriate written authorization may company property be sold, loaned, given away or otherwise disposed of, regardless of condition or value.
If you are transferred, terminated or granted leave, you may remove materials or information designated as company property only if you have received appropriate written authorization.
Keeping Company Records
All company records must be kept in such a way that an accurate, auditable record is maintained. This includes financial transactions, safety statistics, workers’ compensation claims and environmental regulatory documents. Financial records must also be maintained in accordance with generally accepted accounting principles. No one should make or omit an entry on the company’s books or records if the result would misrepresent the true nature of any transaction.
Records Management
Employees should be aware of and comply with Weyerhaeuser’s companywide Records Management Program to ensure appropriate retention, protection, maintenance and disposition of all records, regardless of their format or media.
No one should destroy any records with the intent to impede or obstruct any governmental investigation.
For additional resources for your business, see the For More Information insert inside the back cover.
Conflict of Interest
A conflict of interest is a situation in which our personal interests or responsibilities do not align, and may even conflict, with our obligations as employees. For example, potential personal financial benefits may prevent us from using good judgment in performing our jobs. The actions of our family or friends can also place us in a conflict of interest.
All Weyerhaeuser employees, officers and directors are expected to avoid conflicts of interest and the appearance of such conflicts. All business decisions must be considered on their merits. Standards for some of the more common conflicts are listed below.
Outside Financial Interests
As a general rule, you and members of your immediate family may not have any financial interest or ownership in a Weyerhaeuser supplier, contractor, customer or competitor with whom you deal in your job. Before entering into any such arrangement, fully disclose the details of the arrangement to the responsible unit manager and general counsel and obtain their written clearance.

A financial interest does not include ownership of securities in a publicly traded company if the fair market value of such ownership is less than your personal Weyerhaeuser annual income at year-end or 5 percent of your personal gross assets at year-end, whichever is greater.
Family and Friends
It is possible for the actions of family or friends to create a conflict of interest for us as employees.

For Example...

A gift or benefit offered to a family member by a supplier or potential supplier is considered a business gift. See the Gifts or Entertainment standards in this code of ethics for more information.
You may not engage in any business transaction on behalf of the company with a relative — or with a firm where such a relative is a principal, officer or representative — without prior full disclosure to, and written clearance from, both your responsible team leader and unit manager or appropriate vice president.
Preferential Treatment
A conflict of interest can occur when you seek or accept preferential treatment from a supplier, contractor or customer based on your position or job with the company. You also may not give preferential treatment to others based solely on personal or familial relationships.
Using Company Suppliers
Employees who use company suppliers or contractors for personal business are required to pay market value for services rendered and materials provided. In addition, you must disclose in writing to your unit manager your intention to enter into this type of relationship.
Outside Jobs and Activities
As Weyerhaeuser employees, we are expected to give our full-time best efforts to the company. You should not engage in outside business activities that divert time or attention away from Weyerhaeuser duties and responsibilities, compete with the company, or would otherwise be detrimental to the company.
Should you or your team leader feel it is necessary, your team leader should provide written clearance that an outside job or activity is acceptable within the bounds of expected job performance and that no apparent conflict of interest exists.
It remains each employee’s responsibility to ensure a second job or outside business does not conflict with Weyerhaeuser’s interests. You may work for a Weyerhaeuser supplier, contractor, customer or competitor only with prior full disclosure to and written approval from your unit manager.

Guidelines

If you have or are considering outside employment in addition to your Weyerhaeuser position, follow the guidelines below:

▪ Work for your personal business may not be done on Weyerhaeuser time.

▪	Customers and colleagues from the outside business should not contact you at Weyerhaeuser.

▪	You may not use Weyerhaeuser equipment, or the time of any Weyerhaeuser personnel who are on company time, for your outside business.

▪	You may not use Weyerhaeuser’s information for your outside business.

▪	You may not use company time or resources to sell or promote products or services from your outside business. This includes using company mail, bulletin boards, telephones, faxes, handheld devices, e-mail, the intranet or the Internet.
For additional resources for your business, see the For More Information insert inside the back cover.
Corporate Opportunities
Weyerhaeuser may be interested in business or investment opportunities that are made known to you because of your employment with the company. You are expected to disclose information about such opportunities to the company before acting on them.

Guidelines

If you are unclear about whether to disclose a business or investment opportunity, ask these questions:

▪ Does this business or investment opportunity have anything to do with my job responsibilities?

▪ Is the size or nature of this business or investment opportunity something that Weyerhaeuser could be interested in it?

If the answer to either of these questions is “yes,” you must disclose the business or investment opportunity to your manager before taking action.
Some operating units of the company have specific policies that prohibit certain investments or activities. It is your responsibility to know and follow your unit’s policies.
For additional resources for your business, see the For More Information insert inside the back cover.

Intellectual Property
In our work, we may learn about or create intellectual property — valuable information that is, or may become, proprietary — and that helps our company maintain a competitive advantage.

For Example...

Intellectual property is business information such as:
▪	Plans
▪	Costs
▪	Price studies
▪	Market studies
▪	Customer and personnel data

Technical information is also considered intellectual property. This includes:
▪	Inventions
▪	Formulas
▪	Designs
▪	Operating parameters
▪	Scientific data

Some of this information is legally protected by patents, copyrights or trademarks. Other intellectual property is protected as trade secrets under common law or through contractual obligations.
Use and Disclosure of Intellectual Property
All company intellectual property will be treated as valuable assets. We do not disclose or use intellectual property except for its intended purpose, whether during or after our employment with Weyerhaeuser, unless we obtain proper written authorization.
Entry Interview
Team leaders will conduct entry interviews with new employees and contractors to provide direction for identifying and managing the intellectual property in their work areas. New employees are required, as a condition of employment, to sign the employee agreement, which provides the contractual protection for our intellectual property. In addition, new employees and contractors who have worked for competitors are reminded that they are not to disclose or use intellectual property belonging to others.
Exit Interview
Team leaders will conduct exit interviews when employees and contractors transfer or leave the company or project. Intellectual property that was made known to the employee or contractor should be identified, and any documents or other items of intellectual property, whether physical or electronic, should be collected.
Facilities
Access to our facilities is necessary for the day-to-day operation of our businesses. Employees will ensure that intellectual property in use in our facilities will be appropriately safeguarded from vendors, suppliers, customers and competitors.

Competitive Intelligence
Gathering information on our competitors and our marketplace is an important activity that allows Weyerhaeuser to make better decisions and enhances our competitiveness. We use only ethical and legal means to gather such information.
Use of Others’ Confidential Information
Employees with access to the confidential or proprietary information of another company must not disclose it or permit it to be used by Weyerhaeuser unless the owner grants permission in writing.
For additional resources for your business, see the For More Information insert inside the back cover.
Inside Information and Insider Trading Laws
Inside information is any nonpublic information relating to Weyerhaeuser or another company that could be used improperly for personal advantage. For example, if you have knowledge of the company’s earnings or a planned acquisition or divestiture before that information has been publicly disclosed, you have inside information.
Our Responsibilities
The possession of material inside, or nonpublic, information can raise personal and corporate concerns. If you possess inside information, the following rules apply:
Disclosing Inside Information
You must not disclose material nonpublic information to anyone either inside or outside the company unless properly authorized to do so in advance.
Using Inside Information
You must not use inside information in any business transaction in a way that disadvantages the company or gives you an unfair personal advantage over others who do not have the information.
Trading in Securities
You must not trade in Weyerhaeuser securities when you possess material nonpublic information until the end of the second trading day following the date the company publicly discloses the information. A trading day is a day when the New York Stock Exchange is open for business.
You must not trade in the securities of another corporation if the value of that company’s stock is likely to be affected by an action you know Weyerhaeuser intends to take and the action has not yet been publicly disclosed.
Special Instructions
The general counsel and corporate secretary may instruct select officers and employees of the company not to trade in Weyerhaeuser securities for a specified period of time each quarter prior to the company’s quarterly earnings announcement. In addition, from time to time, in connection with certain company transactions, the general counsel and corporate secretary may instruct select officers and employees of the company not to trade in Weyerhaeuser securities and/or securities of other companies. If you have received such an instruction, you may trade in Weyerhaeuser securities or securities of such other companies only if you have been informed by the general counsel and corporate secretary that such instruction is no longer in effect.
Directors and Company Officers
Directors and executive officers of the company may trade in Weyerhaeuser securities only with prior approval from the corporate secretary or general counsel. This restriction applies to officers of the company who are required by law to report their trading activities in Weyerhaeuser securities to the Securities and Exchange Commission. Directors and officers of the company may not trade in puts and calls in company stock or engage in short sales of company stock.
For additional resources, see the For More Information insert inside the back cover.
Full and Fair Disclosure
Weyerhaeuser is committed to complying with the securities laws and to communicating with its shareholders and investors in a candid and forthright manner and to providing disclosures that are full, fair, accurate, timely and understandable.
Our Responsibilities
We comply with the securities laws and company policies and procedures relating to accounting, record keeping, document retention and auditing, and communications and disclosure.
Additionally, the chief executive officer, chief financial officer and chief accounting officer are responsible for ensuring that all documents the company files with the U.S. Securities and Exchange Commission and all public communications by the company contain full, fair, accurate, timely and understandable disclosures about the company.
Resolution Process
If you become aware of a situation or practice that you know or suspect involves questionable accounting, record keeping, auditing or disclosure and you are unable to address it personally, you should promptly contact your supervisor, Internal Audit, the Law Department, or Ethics and Business Conduct.
You may also submit your concerns regarding accounting and audit matters and internal controls directly to the chairman of the board of directors’ Audit Committee by contacting the office of the company’s corporate secretary at (253) 924-5272.
For additional resources, see the For More Information insert inside the back cover.

The Marketplace
Free and open competition is critical to our success. We support competition in the global marketplace and do not engage in practices or activities that violate applicable laws or compromise our business ethics standards.
We treat all customers and suppliers with fairness and respect and engage in only ethical and lawful business practices.
Antitrust and Competition Laws
The antitrust laws of the United States and the competition laws of other countries are designed to preserve and protect competition in goods and services.
Some violations of antitrust and competition laws can result in felony criminal charges, exposing the company to substantial fines and individuals to fines and imprisonment. Violations can also lead to lawsuits, exposing the company to large damages and orders restricting our operations. Individual employees who violate these laws are also subject to company discipline, including dismissal.
Our Responsibilities
Every employee must comply with antitrust and competition laws. These laws can be complex and can differ from country to country. Here are some important steps that will significantly reduce the possibility of antitrust violations:
1.	Do not communicate with competitors about sensitive competitive topics, including:
▪	Prices

▪	Terms of sale

▪	Pricing plans

▪	Marketing strategies or plans

▪	Expansion plans

▪	Facility closures

▪	Contraction or downtime plans

▪	Specific costs
2.	Be careful how you communicate in memos, studies, reports, e-mail and voice mail, since poorly worded documents or messages can give the impression that improper activity took place when in fact it did not.
Potential Antitrust Involvement
If you are involved in or observe an activity that could raise an antitrust or competition law issue, immediately contact the Law Department or Ethics and Business Conduct for advice.
For More Information
The Law Department has prepared antitrust and competition compliance program materials and online training. Employees should obtain and be familiar with the contents of these materials.
For additional resources, see the For More Information insert inside the back cover.

International Business Conduct
We do business with all of our customers and suppliers and with government agencies in a straightforward and transparent manner. Employees in our international operations will comply with the laws of the host country and, except in the case of conflict with local laws, with applicable U.S. laws and regulations.
Weyerhaeuser complies with the U.S. Foreign Corrupt Practices Act and similar laws in other countries where we operate. It is unlawful to bribe or give anything of value to a foreign official in order to obtain, keep or direct business or to secure any improper advantage. The FCPA applies to individuals as well as corporations and provides for penalties of imprisonment and substantial fines.
Compliance with these laws requires strict observance of the following standards:
Use of Company Funds
We do not use funds for any purpose that would be in violation of the laws or regulations of any applicable country.
Payments to Government Officials
We do not exchange anything of value, directly or indirectly, with foreign government officials.
Political Contributions
Advance approval from the Law Department is required before making any foreign political contributions. Political candidates may be considered as “foreign officials” under the FCPA.
Company Records
All books, records and accounts must comply with Weyerhaeuser accounting policies and accurately and fairly reflect transactions and disposition of company assets.
Agents and Consultants
We do not make payments prohibited by these standards through any other party retained, directly or indirectly, by Weyerhaeuser.
Investments
Where another company or person is the controlling owner or operator of an entity, we make an investment only when there is a written commitment to these standards from that company or person.
The only exceptions to these standards are, as permitted by law, for expediting payments and promotional activities. In both instances, approval from the Law Department must be obtained in advance.
For additional resources for your business, see the For More Information insert inside the back cover.
Suppliers, Contractors and Customers
Supplier, contractor and customer relationships can involve issues of law and business ethics.
The following summary supplements, but does not replace, specific guidelines affecting purchasing or sales policies such as those developed in general for the company or in particular by individual business units or departments.

Our Expectations
We treat our suppliers, contractors and customers fairly and honestly at all times. We expect our suppliers, contractors and customers to adhere to the same standards of fair and ethical business conduct to which we hold ourselves.
Criteria for Company Sales or Purchases
We base our sales and purchases on product quality and service level, including consistency and dependability.
The products we produce, market and distribute will meet our customers’ needs and conform to the standards for these products as established by independent industry associations, grading bureaus, government regulations, customary trade practices, and any prearranged customer specifications.
Payments, Gifts and Entertainment
We will not exchange payments with purchasing agents or other employees of any supplier, contractor or customer to obtain or retain business or to realize higher or lower prices, including rebates and discounts, for Weyerhaeuser.
Whenever the exchange of gifts or entertainment accompanies business activity with suppliers, contractors and customers, we comply with the gifts and entertainment standards in this code of ethics.
Confidential Information
We respect the confidentiality of proprietary information given to us by suppliers, contractors, customers, associations and other outside bodies. Because certain restrictions relating to such information may place an unfair burden on Weyerhaeuser’s future business, an agreement stating the terms of the disclosure of any confidential information must be signed by both parties. Such agreements must be approved by the Weyerhaeuser employee who is accountable for the information and by the Law Department.
Purchase or Sales Independence
We will not suggest or imply to suppliers, contractors or customers that purchases or sales by Weyerhaeuser are dependent upon buying from or selling to Weyerhaeuser.
Remarks About Others
We will not make false or misleading remarks to suppliers, contractors or customers about other suppliers, contractors, customers or company competitors or their products or services.
For additional resources for your business, see the For More Information insert inside the back cover.
Protection of Third-Party Information
In the course of doing business, we may collect, use or disclose information about customers, suppliers, contractors or other third parties. This information must be protected and used only for legitimate Weyerhaeuser business purposes. If you have access to the confidential information of another party, you must not allow its unauthorized disclosure or use.
For additional resources for your business, see the For More Information insert inside the back cover.

Gifts
Whenever gifts are exchanged in the context of a business relationship, there is a risk that the gift may influence, or appear to influence, a business decision. Individuals may expose Weyerhaeuser to the risk of compromising our reputation and our business ethics standards.
In order to build and maintain the trust of our stakeholders, Weyerhaeuser discourages the exchange of gifts, including loans and guarantees, to or from any of the company’s suppliers, contractors, customers or competitors. This standard applies to both employees and immediate family members.

Guidelines

Use the following guidelines if faced with a situation where a gift cannot reasonably be avoided:

▪	Gifts should not exceed nominal value.

▪	Examples of nominal gifts are:

— Lunch at a Weyerhaeuser facility

— Branded desk items

▪	Money, including gift certificates or gift cards, should never be exchanged as a gift.

▪	Employees should never accept a loan from a customer, supplier, contractor or competitor. Loans should be arranged outside the work relationship and be on a commercial basis from a lending institution.

▪	Consumable gifts (fruit baskets and similar items) are acceptable if the value is nominal and when the gift is shared among employees at a location.

▪	Individuals should not exchange personal gifts so as to avoid the appearance of a close friendship and to ensure impartiality in making business decisions.

▪	There may be circumstances that justify offering a gift on Weyerhaeuser’s behalf. In that situation, exceptions may be approved only by unit or business management. Involve your manager or immediate superior, and observe the following guidelines.

▪ Consider whether the recipient’s business ethics policies limit his or her ability to accept a gift.

▪ Obtain written approval from a Weyerhaeuser business manager if the gift has greater than nominal value.

▪ Record the gift and its value in an accurate manner for auditing purposes.

Gifts in International Business
The same general principles of ethical business conduct apply when gifts are given or offered in an international setting. However, conducting business internationally requires an understanding of, and sensitivity toward, different cultures and customs.

Questions to ask before accepting or offering a gift:

▪	Would I feel uncomfortable accepting this gift?
▪	How would accepting or giving this gift appear to others at Weyerhaeuser, my peers or the general public?
▪	Does this gift provide a benefit to any one individual (instead of an organization or group)?
▪	Is this gift being offered because my position enables me to influence a Weyerhaeuser decision in favor of a customer or supplier?
▪	Is any effort being made to conceal this gift?
If the answer to any of the above questions is “yes,” the gift may be inconsistent with our business ethics standards. Ask for help if you have questions about giving or receiving gifts.
Entertainment
Whenever entertainment is offered in the context of a business relationship, there is a risk of influencing, or appearing to influence, a business decision. Individuals may expose Weyerhaeuser to the risk of compromising our reputation and our business ethics standards.
Entertainment that is occasional, reasonable in value, and in which both parties participate is consistent with our business ethics standards. If you accept entertainment that is greater than nominal value, you must obtain written approval from unit or business management, whichever is appropriate to your situation.

Guidelines

Follow these guidelines if you need to make a decision about participating in entertainment on Weyerhaeuser’s behalf:

▪	Both parties must be present.

▪	You must determine in advance the clearly identified business opportunities.

▪	Entertainment should not be extravagant.

▪	Examples of extravagant entertainment are:

— Limousines

— Season tickets

— Charter trips

▪	Entertainment should be in a setting appropriate for conducting business.

▪	Weyerhaeuser-sponsored entertainment requires advance authorization from business management. Budgetary approval must be obtained prior to the event.

▪	Entertainment costs should be reported using accurate and auditable records.

▪	Approval is not required for meals that are a part of normal business activity.

Entertainment in International Business
The same general principles of ethical business conduct apply when entertainment is offered in an international setting. However, conducting business internationally requires an understanding of, and sensitivity toward, different cultures and customs.

Guidelines

Questions to ask before participating in entertainment:

▪	Is the entertainment extravagant or lavish?
▪	Would the entertainment violate the recipient’s business ethics standards?
▪	Is the entertainment unrelated to advancing business opportunities?
▪	Do you feel uncomfortable participating in the entertainment?
▪	Would you be embarrassed if the entertainment was reported in the media?
If the answer to any of these questions is “yes,” the entertainment may be inconsistent with our business ethics standards. Ask for help if you have questions.
For additional resources for your business, see the For More Information insert inside the back cover.

Our Communities and the Public
At Weyerhaeuser, we strive to be responsible citizens, exemplary environmental stewards, ethical businesspeople and friendly neighbors. We are committed to the environment and to the communities in which we do business.
We are also committed to maintaining and enhancing strong relationships with government officials through lawful participation in the political process.
Environmental Responsibility
Environmental responsibility is a core company value. Weyerhaeuser works to meet or exceed applicable environmental laws and regulations through superior environmental management systems and effective risk management. Failure to meet our environmental commitments could result in damage to the environment and the company’s reputation. It could also lead to criminal charges, fines and liabilities and could imperil human health and safety.
Your Responsibilities
All employees must comply with all environmental laws, regulations and policies; identify and respond to public health concerns; and be responsible stewards of natural resources. Employees who are responsible for, or are engaged in, activities or operations that might affect the environment should know and comply with the laws, regulations and policies that relate to these activities.
Resolution Process
If you become aware of a situation or practice you suspect (or know) does not comply with environmental laws, regulations or company environmental policies and you are unable to address it personally, you should contact local management; an area Environmental Affairs manager; corporate Environment, Health and Safety; the Law Department; or Ethics and Business Conduct.
For additional resources for your business, see the For More Information insert inside the back cover.
Government Affairs and Reports
Weyerhaeuser’s success and profitability can be affected, either positively or negatively, by legislation and government policy. Therefore, Weyerhaeuser is committed to maintaining and enhancing strong relationships with government officials through ethical and responsible participation in the political decision-making process.
Your Responsibilities
Information provided to government officials to guide decision making is accurate and timely. Reports filed with any government body are accurate and complete.

Political Contributions
The Weyerhaeuser Political Action Committee is administered with governance provided by the Weyerhaeuser PAC board of trustees. This board is comprised of senior managers who represent all businesses and regions. Contributions to candidates in the United States are based on established criteria, relevant laws and employee recommendations, not political affiliation.
Political contributions are made on behalf of the company only if such contributions have been approved in advance by the responsible vice president of Government Affairs and general counsel.
All laws and regulations regarding in-kind contributions, use of corporate facilities and resources, independent expenditures, and gifts and ethics laws are stringently followed. Employees must not offer, promise or give anything of value to any government official, employee, agent or other intermediary (either domestically or internationally) in order to influence the exercise of government duties.
Political Activities
Weyerhaeuser strongly supports employee involvement in the politics of their communities and encourages and supports individual activities that involve political parties, candidates or issues.
Company stationery; the Weyerhaeuser name; work titles or resources such as copiers, phones or fax machines may not be used to express personal opinions to government officials or to promote candidates. Personal political contributions are not reimbursable.
Lobbying
Only authorized employees and contract lobbyists may engage in lobbying activities on behalf of the company. Such individuals must comply with all applicable legal requirements.
Personal Political Activities
Weyerhaeuser employees cannot use company stationery, the Weyerhaeuser name, work titles or resources to express personal opinions to government officials. In addition, personal political contributions will not be reimbursed.
For additional resources for your business, see the For More Information insert inside the back cover.
Waivers
This code of ethics applies to all employees, officers of the company and the board of directors.
No waiver of a material provision of this code of ethics may be made for executive officers and directors except with the prior approval of the board of directors or a board committee and with timely disclosure to shareholders.